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                                                                   EXHIBIT 10.22

                      CO-BRANDING AND PROMOTION AGREEMENT

     This Co-Branding and Promotion Agreement (the "Agreement") is entered into as of December 10, 1999 (the "Effective Date") by and between eBay Inc., a Delaware corporation with its principal place of business at 2125 Hamilton Avenue, San Jose, California 95125 ("eBay"), and E-Stamp Corporation, a Delaware corporation with its principal place of business at 2855 Campus Drive, Suite 100, San Mateo, California 94403 ("E-Stamp").

                                   Background

     A. eBay operates a website for the online, person-to-person trading of various items in an auction format.

     B. E-Stamp is an online electronic provider of United States Postal Service ("USPS") postage.

     C. eBay and E-Stamp desire to cooperate to develop and launch a co-branded area on E-Stamp's website, so as to allow eBay Users (defined below) to use the E-Stamp Service (defined below) and related co-branded products in a convenient manner. Further, eBay desires to promote E-Stamp as the exclusive U.S. online electronic provider of USPS postage for eBay Users on the eBay Site (defined below). This relationship is further described below and is subject to the terms and conditions set forth in this Agreement.

                                   Agreement

1.   Certain Definitions.

     1.1 "Acquired User" means an eBay User that: (i) (a) links from the eBay Site to the E-Stamp Site (including any Co-Branded Pages, defined below), or (b) is referred to E-Stamp by eBay in some other manner that is traceable by E-Stamp, and (ii) registers for or purchases any product or service offered by E-Stamp. For clarification, an eBay User who at one time registers for a product or service, and then subsequently purchases a product from E-Stamp (or first purchases, and then registers, whatever the case may be) shall be deemed a single Acquired User, and shall not be "double-counted."

     1.2 "Co-Branded Pages" means the eBay/E-Stamp co-branded pages hosted by E-Stamp, which pages will be designed, implemented and maintained by E-Stamp, subject to eBay's prior approval, which shall not be unreasonably withheld or delayed.

     1.3 "Co-Branded Service Products" means the products provided by E-Stamp that are directly related to the E-Stamp Service, including without limitation, online postage and labels, and co-branded using the eBay Marks, as further described in this Agreement.

     1.4 "Co-Branded Supplies" means postage supplies and other products provided by E-Stamp that are ancillary to the E-Stamp Service, including without limitation, postage scales, envelopes and Avery labels co-branded using the eBay Marks, as further described in this Agreement.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       1.

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     1.5    "Cumulative Acquired Users" means the total number of Acquired Users that have been attained by E-Stamp during a Year.

     1.6 "eBay Content" means all content or information, in any medium, provided by eBay for use on the Co-Branded Pages, including without limitation any listing data, hyperlinks, text, music, sound, photographs, video, graphics, other data or software.

     1.7 "eBay Marks" mean the domain names, trademarks and logos and other branding elements designated by eBay from time to time for use under this Agreement.


     1.8 "eBay Site" means: (i) the website owned and operated by eBay and accessible at www.ebay.com, and (ii) any website(s) that eBay may spin off from www.ebay.com by moving one of its current [***] top-level categories (excluding [***]) (as of the Effective Date, the [***] are: [***]) with all of the corresponding listings in such moved category, and where such spun-off site cannot be accessed by eBay Users from www.ebay.com. "eBay Site" shall not include any current or future [***] or [***] in which eBay currently participates or may participate in the future.

     1.9    "eBay User" means any person who accesses any page on the eBay Site.

     1.10 "E-Stamp Content" means any promotional content or information in any medium provided by or on behalf of E-Stamp to eBay for eBay's use in promoting the E-Stamp Service on the eBay Site.

     1.11 "E-Stamp Marks" means all E-Stamp domain names, trademarks and logos used by E-Stamp in the course of operating the E-Stamp Site and providing the E-Stamp Services to its customers.

     1.12 "E-Stamp Additional Service" means any product or service, except the E-Stamp Service (defined below), which E-Stamp develops and makes generally available to its customers.

     1.13 "E-Stamp Service" means E-Stamp's service that enables users to purchase online electronic USPS postage through the USPS Information-Based Indicia Program ("IBIP").

     1.14 "E-Stamp Site" means the website owned and operated by E-Stamp and accessible at www.e-stamp.com and www.estamp.com, or any successor thereto,
              ---------------     --------------
which contains the E-Stamp-branded (i.e., non-co-branded) version of the E-Stamp Service.

     1.15 "E-Stamp Starter Kit" means the starter package that includes the E-Stamp electronic vault and may also include a software CD, an address matching CD, hardware and software manuals, complimentary envelopes and labels, and/or other informational materials.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       2.
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     1.16   "Launch Pad" means the Co-Branded Page(s) to which an eBay User is initially transported upon clicking on any E-Stamp link on the eBay Site. 1.17 "Marks" means the E-Stamp Marks or eBay Marks, as applicable.

     1.18   "Quarter" means a calendar quarter; provided, however that the first
(1st) Quarter of this Agreement shall mean the time period from the Effective Date through March 31, 2000 and the twelfth (12th) Quarter shall mean the time period from October 1, 2002 through December 9, 2002.

     1.19   "Year" means a calendar year; provided, however, that the first
(1st) Year of this Agreement shall mean the time period from the Effective Date through December 31, 2000, and the third (3rd) Year of this Agreement shall mean the time period from January 1, 2002 to December 9, 2002.

2.   Development and Implementation.

     2.1 Co-Branded Pages. Within sixty (60) days of the Effective Date, E-Stamp shall develop and launch the Launch Pad and other Co-Branded Pages, subject to eBay prior review and approval, which approval shall not be unreasonably withheld or delayed. E-Stamp shall be responsible for all development, hosting and other costs associated with the Co-Branded Pages. E-Stamp agrees that all information provided by or on behalf of E-Stamp, including without limitation, information relating to the E-Stamp Service and the E-Stamp Additional Services, will be: (i) complete and accurate, and (ii) accessible to all eBay Users on the Launch Pad and elsewhere on the Co-Branded Pages. Further, unless otherwise directed by eBay: (a) the Co-Branded Pages shall include all of the eBay Content provided by eBay to E-Stamp, as well as all of the content displayed on the E-Stamp Site as mutually agreed to by the parties, and (b) the E-Stamp Content shall be updated to keep the Co-Branded Pages in parity with the E-Stamp Site. eBay agrees that the eBay Content will be complete and accurate. The parties expressly acknowledge and agree that no advertising will be placed on the Co-Branded Pages, unless the parties otherwise mutually agree. The Co-Branded Pages may not be changed, modified or deleted without eBay's prior written approval (which shall not be unreasonably withheld or delayed), except for minor error-correction and other similar updates.

     2.2    Co-Branded Service Products.

            (a) Address Labels. The parties will use commercially reasonable efforts to develop and distribute address labels that include eBay Marks within [***] days of the Effective Date. E-Stamp agrees to make such labels available to Acquired Users and other eBay Users on an ongoing basis during the term of this Agreement.


            (b) Postage. If and when the USPS approves the inclusion of third-party branding elements (i.e., in addition to E-Stamp and USPS branding elements) on electronic postage, the parties will use commercially reasonable efforts to develop and distribute electronic postage that includes eBay Marks within [***] days following such approval. E-Stamp agrees to make such electronic postage available to Acquired Users and other eBay Users on an ongoing basis during the term of this Agreement.


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                       3.

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            (c)   Approval Required. The co-branding of both the labels and
     postage as described above will be subject to: (i) the approval of eBay, E-Stamp and the USPS, respectively, and (ii) applicable laws, regulations and USPS requirements. eBay acknowledges that the E-Stamp software and service, the E-Stamp Internet postage indicia and postal labels and supplies are regulated by the USPS, and approvals for the development or revision thereof are granted at the sole discretion of the USPS.

     2.3 Co-Branded Supplies Business. The parties will cooperate to launch a co-branded supplies business within [***] days following the Effective Date. Such business is expected to involve the development of Co-Branded Supplies and other products to be distributed and sold: (a) in an eBay/E-Stamp co-branded online supply store which will be hosted, operated, managed and maintained by E-Stamp as a component of the Co-Branded Pages, (b) on other web sites, (c) via mail order, and/or (d) in brick and mortar locations. E-Stamp shall not produce, promote or distribute any Co-Branded Products or launch or modify the co-branded online supply store without eBay's prior written approval, which approval shall not be unreasonably withheld or delayed. eBay will provide links to such co-branded supply store on the eBay Site. Further, E-Stamp will retain all revenue generated through sales on the online store, subject to E-Stamp's payment of the revenue share to eBay, as further provided in Section 8.1(c) ("Revenue Sharing Fee").

     2.4 Changes. E-Stamp shall notify eBay if: (i) E-Stamp changes or adds (excluding minor changes such as if E-Stamp adds the ability to support a new printer or software application) any functionality to the E-Stamp Service, or
(ii) develops and makes available E-Stamp Additional Services to any of its users. E-Stamp shall within thirty (30) days of the proposed offer date, offer eBay the ability to include the E-Stamp Additional Services or additional functionality on the Co-Branded Pages, and if eBay agrees to such modification of services within ninety (90) days following E-Stamp's offer, E-Stamp shall implement such changes or additions with respect to the Co-Branded Service Products and make such changes available on the Co-Branded Pages within thirty
(30) days following eBay's agreement.

     2.5 Rebranding. If eBay modifies the eBay Marks and requests E-Stamp to modify the Co-Branded Pages, Co-Branded Service Products or Co-Branded Supplies, E-Stamp shall modify such items as soon as commercially practicable. Further, the parties agree to discuss the development of additional branded versions of the Co-Branded Pages, Co-Branded Service Products and Co-Branded Supplies which would contain the branding elements of eBay's affiliates; provided that nothing in this Section 2.5 ("Rebranding") shall obligate E-Stamp to negotiate, enter into an agreement or otherwise establish a relationship with eBay regarding such additional branded versions.

     2.6 Navigation. E-Stamp shall not use any interstitials, pop-up windows, other intermediate steps or any other technology or content which acts as a barrier to the transition of an eBay User from the eBay Site to the Launch Pad, nor shall E-Stamp otherwise frame the Co-Branded Pages or use any other technology which interferes with or affects the page layout of such pages. All Co-Branded Pages shall contain a prominent link back to the eBay Site, which, when clicked upon, returns the user to the page on the eBay Site that the user last viewed prior to viewing a Co-Branded Page, or as otherwise specified by eBay in writing. The Co-Branded Pages shall not include any links to any pages other than the Co-Branded Pages and the eBay


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       4.

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Site, except for a link to the E-Stamp.com Account and USPS Licensing Setup page
(where such page will only link to other Co-Branded Pages, the eBay Site or to E-Stamp's copyright information page).

     2.7 User Relations. E-Stamp shall be solely responsible for providing all customer support regarding the E-Stamp Service and the Co-Branded Pages, and eBay may redirect to E-Stamp any associated customer support inquiries. E-Stamp shall provide eBay with a toll-free telephone number and email address that eBay may provide to eBay Users when redirecting such customer support inquiries to E-Stamp. E-Stamp shall also designate dedicated customer support and technical support contacts for eBay and provide eBay with the names and contact information of these individuals. E-Stamp shall have sole control over the user agreement that governs the E-Stamp Service but shall consider eBay's input, and E-Stamp shall have the sole responsibility for dealing with breaches of such user agreement. If eBay has an issue with the user agreement or E-Stamp's enforcement of it, the parties shall discuss such issues in good faith. Further, subject to the provisions of Section 6 ("Customer Information") and applicable laws, rules and regulations, E-Stamp's privacy policy shall make such disclosures, and E-Stamp shall obtain such user consents, as necessary to make the disclosures to eBay regarding Acquired Users and other eBay Users as required by this Agreement. As further provided in Section 3 ("Most Favored Customer"), all Acquired Users shall be treated at least as favorably in all respects (including without limitation with respect to pricing, quality of service, and customer support responsiveness) as E-Stamp treats any users of the E-Stamp Service, the E-Stamp Additional Services and the E-Stamp Site. Further, in order to promote focus on customer service and provide a high level of customer satisfaction to the Acquired Users, E-Stamp's customer support and service will meet the customer support standards described in Exhibit A ("Performance Standards") attached hereto.

     2.8 Minimum Site Performance. During the term of the Agreement, the E-Stamp Site and all related technology necessary to operate the E-Stamp Site will meet the performance standards described in Exhibit A ("Performance Standards") attached hereto.

     2.9 International Opportunities. In the event E-Stamp decides to offer its product or services in international markets, E-Stamp may notify eBay in writing of such international plans once E-Stamp has commenced the applicable formal approval process in the relevant international market. After eBay has been notified of such plans, eBay agrees to discuss international online electronic postage opportunities in such market with E-Stamp, subject to eBay's then-existing contractual obligations. Notwithstanding the foregoing, nothing in this Section 2.9 ("International Opportunities") shall obligate eBay to negotiate, enter into an agreement or otherwise establish a relationship with E-Stamp regarding such opportunities.


3.   Most Favored Customer.

     3.1 Preferential Pricing and Service. During the term of this Agreement, the pricing and service performance of the E-Stamp Service provided to eBay Users will be [***] than that offered to any other users of E-Stamp's services. In order to maximize the penetration, customer satisfaction, and benefit of the E-Stamp Service to eBay Users, E-Stamp will charge each Acquired User a maximum monthly convenience fee (the "Monthly Convenience Fee") equal to the lesser of:
(i) $24.99 per month, and (ii) the

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       5.
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maximum monthly convenience fee that any user of the E-Stamp Service would be charged under any other pricing plan offered by E-Stamp.

     3.2 Exceptions. E-Stamp's preferential pricing and service obligations described above will not apply to:

            (a)   E-Stamp's product and service offerings in conjunction with:
(i) [***], a product of [***], (ii) special promotional offers to [***] purchasers or subscribers (provided that such promotions shall be limited to [one (1)] per calendar [***] and a maximum duration of [***] each), or (iii) other similar promotions which require a user to buy a product or subscribe to a service (in either case, where the manufacturer's suggested retail price (or in the case of a service, the service provider's aggregate first year fees) exceeds [***] dollars ($[***]) in order to receive the E-Stamp Starter Kit at no charge; or


            (b) E-Stamp's agreements with corporate customers (defined as any business entity with more than [two hundred (200)] employees) in which a flat convenience fee is charged; provided, however, that such agreements shall pertain to such customers' employees use of the E-Stamp Service for corporate purposes only.

     3.3    Effect of Breach. E-Stamp expressly acknowledges and agrees that,
(a) should E-Stamp breach any provision of this Section 3 ("Most Favored Customer") on three (3) or more separate occasions during the term of this Agreement (regardless of cure but subject to the notice provisions set forth herein), or (b) should E-Stamp fail to cure any breach of this Section 3 ("Most Favored Customer") within thirty (30) days following notice thereof by eBay, eBay shall no longer be bound by its exclusivity obligations as described in
Section 7 ("Exclusivity"). With regard to item (a) above, an "occasion" shall mean each time eBay has provided E-Stamp with written notice of E-Stamps' breach of Section 3 ("Most Favored Customer") by offering preferential pricing or service performance of the E-Stamp Service to non-eBay Users, including, for example, the offering by means of a marketing campaign, promotion, arrangement with a business partner, or promotion to any group of users. To clarify, each instance of offering such preference to a group of users shall only count as one occasion, and shall not be counted by the number of users.

     3.4 Product and Service Discounts. Without limiting E-Stamp's obligations described in Section 3.1 ("Preferential Pricing and Service"), E-Stamp agrees to: (i) [***] the E-Stamp Starter Kit (and any successors thereto) [***] for eBay [***] and other eBay sellers as eBay and E-Stamp may mutually agree, and (ii) to provide a [***] percent ([***]%) discount off of the E-Stamp Start Kit (and any successors thereto) license fee and/or other comparable promotional offer to all other eBay Users.

4.   Promotion and Integration.

     4.1 eBay Promotion. eBay will use commercially reasonable efforts to integrate the E-Stamp Content into the eBay Site, including placing the E-Stamp Content on the eBay home page at www.ebay.com, and in other areas of the eBay
                                 ------------
Site as the parties mutually agree. Subject to the terms and conditions of this Agreement (including Section 4.3 ("Guidelines")), eBay will

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       6.

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promote the E-Stamp Service to eBay Users by means of a combination of certain fixed placements, rotating placements, and direct marketing, as described below. E-Stamp agrees that all E-Stamp links on the eBay Site shall link to the Launch Pad.

            (a) Fixed Placements. As soon as practicable after execution of the Agreement, eBay will place E-Stamp Content in the following areas of the eBay Site (the "Fixed Placements"):

   [***] page ([***])
              -------------------
   [***] page

         ([***])
         ------------------------------------------------------------
   [***] page ([***])
              -------------------------------------------------------
   [***] page ([***])
              ------------------------------------------------
   [***] page ([***])
              --------------------------------------------

            (b) Rotating Placements. The parties further agree that after the Agreement is executed, the E-Stamp Content may appear on one or more of the following pages or services of the eBay Site, or on other mutually agreed upon pages of the eBay Site (the "Rotating Placements"):


   [***] emails
   [***] emails
   [***] page
   [***] page
   [***] page
   [***] page
   [***]


            (c) Other Promotions. In addition, eBay will, at least once per Quarter, provide a dedicated E-Stamp promotion to eBay PowerSellers and other eBay top sellers (but only to such PowerSellers and top sellers who have elected to receive such promotional emails), as the parties mutually agree.

     4.2 E-Stamp Content Delivery. E-Stamp will deliver the E-Stamp Content to eBay in a mutually agreeable format and on a mutually acceptable uploading and refresh schedule. eBay may refuse delivery of any E-Stamp Content delivered in an unsupported format, and may reject any E-Stamp Content that does not conform to the requirements of eBay's then current policies relating to content, as such policies are applied to third parties supplying content to eBay.

     4.3 Guidelines. eBay agrees to consult E-Stamp regarding the text and placement of the E-Stamp Content on the eBay Site; provided, however, that eBay will retain final approval over the E-Stamp Content and the placement of such E-Stamp Content on the eBay Site. Without limiting the foregoing, if eBay deletes or modifies any page containing a Fixed Placement, or elects to remove the E-Stamp Content from one or more Fixed Placements, eBay will provide E-Stamp comparable promotion in another area or areas of the eBay Site, or through the use of targeted emails. This Agreement shall not restrict eBay's ability or discretion to change or otherwise modify any of eBay's web sites or pages thereof.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       7.

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     4.4    Integration of Browser-Based Service. eBay will use commercially reasonable efforts to integrate the E-Stamp browser-based service into the eBay Site promptly following its commercial release (provided that eBay approves such interface and service). Such service will be co-branded as permitted by the USPS (unless eBay elects not to include eBay Branding Elements in such service) and will reside on E-Stamp's servers.

     4.5 Acquisitions. Should eBay acquire an entity that maintains a web site with then-current monthly traffic equaling at least [***] percent ([***]%) of the eBay Site's then-current monthly traffic, then, as soon as commercially practicable following the consummation of such acquisition, eBay agrees to discuss opportunities for E-Stamp to promote and advertise its service on such web site, subject to eBay's then-existing contractual obligations. Notwithstanding the foregoing, nothing in this Section 4.5 ("Acquisitions") shall obligate eBay to negotiate, enter into an agreement or otherwise establish a relationship with E-Stamp regarding such opportunities.

5.   Licenses and Standards.

     5.1 Content Licenses. eBay hereby grants to E-Stamp a non-exclusive license to use, reproduce, distribute, create derivative works of (only as necessary to build, operate and maintain the Co-Branded Pages), publicly perform, publicly display and digitally perform the eBay Content in or in conjunction with the Co-Branded Pages. E-Stamp hereby grants to eBay a non-exclusive, license to use, reproduce, distribute, create derivative works of (only as necessary to promote the E-Stamp Service in a manner consistent with this Agreement), publicly display, publicly perform and digitally perform the E-Stamp Content on the eBay Site or otherwise as reasonably appropriate to advertise and promote the E-Stamp Service and the Co-Branded Pages.

     5.2 Content Ownership. Except as otherwise provided in this Agreement, as between eBay and E-Stamp: (i) eBay and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the eBay Content, and (ii) E-Stamp and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the E-Stamp Content. There are no implied licenses under this Agreement, and any rights not expressly granted to a licensee hereunder are reserved by the licensor or its suppliers. Neither party shall exceed the scope of the licenses granted hereunder.

     5.3 Trademark Licenses. eBay hereby grants to E-Stamp a non-exclusive, worldwide license to use the eBay Marks in links on and promotions of the Co-Branded Pages and, subject to eBay prior approval, in the Co-Branded Service Products and Co-Branded Supplies described hereunder. E-Stamp hereby grants to eBay a non-exclusive, worldwide license to use the E-Stamp Marks in links on and promotions of the Co-Branded Pages.

     5.4 Trademark Restrictions. The Mark owner may terminate the foregoing trademark license if, in its reasonable discretion, the licensee's use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks or the associated goodwill and such problem is not cured within ten (10) days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain licensee uses may not contain the Marks. Title to and ownership of the owner's Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies. The

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       8.
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licensee shall not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks shall automatically vest in the owner. The licensee shall not form any combination marks with the other party's Marks other than the domain name for the Co-Branded Pages (the "Domain Name") (if applicable). If the Domain Name is deemed a combination mark, neither party shall use the Domain Name for any purpose except as expressly provided herein or attempt to register the Domain Name with any government office, and the parties will jointly cooperate on any enforcement action of infringement of the Domain Name.

     5.5 Limits on Sublicensing. All license rights (under any applicable intellectual property right) granted herein are not sublicenseable, transferable or assignable, except as otherwise provided herein.

     5.6 Content and Services Standards. eBay shall not provide any eBay Content, and E-Stamp shall not provide any E-Stamp Content, that: (i) infringes any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising); (iii) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (iv) is obscene, harmful to minors or child pornographic; (v) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (vi) is materially false, misleading or inaccurate.

6.   Customer Information.

     6.1 Collection Limitations. Any information that E-Stamp obtains from the Acquired Users ("Customer Information") will be limited to information reasonably related to the purchase of U.S. online electronic postage through the USPS IBIP under this Agreement or otherwise required to use the E-Stamp Service or E-Stamp Additional Services, including without limitation, information required to be obtained by any laws, regulations or USPS requirements.

     6.2 Use Limitations. E-Stamp will neither use (nor permit any third party to use) Customer Information for any purpose other than to provide or market its services to the Acquired Users; provided that neither E-Stamp nor any third party will use Customer Information to market any products or services (excluding the E-Stamp Starter Kit and E-Stamp Service) to Acquired Users where such product or service is then currently: (i) offered by eBay or a third party with whom eBay has a contractual relationship that could include such product or services, or (ii) a product or service promoted by eBay to its members, except that E-Stamp may market the multi-carrier shipping services referred to in
Section 7.3(b) (Multi-Carrier Shipping - Third Party Services") so long as such marketing does not include direct communications targeted to the Acquired Users.

     6.3 Use Subject to Privacy Policy. E-Stamp further agrees to use such Customer Information only as authorized by the Acquired Customer and subject to E-Stamp's reasonable privacy policy, such privacy policy to be adequately displayed throughout the E-Stamp Site and the Co-Branded Pages. E-Stamp will neither use Customer Information to target communications

                                       9.

to the Acquired Users (or facilitate the same on behalf of third parties) without the express written permission from eBay and opt-in agreement from the Acquired Users, nor will E-Stamp solicit or facilitate such solicitation by any third party of Acquired Users as a result of their status as eBay Users, and E-Stamp will explicitly not refer to Acquired Users as "eBay Users" or "eBay members" (or any such reference) in any such promotion, except with the prior written consent of eBay.

     6.4 eBay Approval Required for Certain Disclosures. E-Stamp agrees not to sell, rent, lease or otherwise disclose the Customer Information without eBay's prior written consent (such consent to be in eBay's sole discretion), unless such Customer Information is disclosed as part of a one-time rental of such Customer Information where: (i) the Acquired Users constitute less than twenty percent (20%) of the aggregate list, (ii) the identity of any individual user is not associated with such user's status as an eBay User, and (iii) such list is not made available to an eBay Service Competitor (as defined in Section
7.2 ("Restrictions on E-Stamp")). Notwithstanding the foregoing, E-Stamp will:
(i) be permitted to use and disclose Customer Information as required by any laws, regulations or USPS requirements, (ii) provide eBay with information reasonably requested and necessary to support the calculation of the payments due to eBay in Section 8 ("Payment Terms"), and (iii) provide eBay reasonable access to E-Stamp's database of customers (and related information) who have signed up for the E-Stamp service through the eBay Site or eBay advertising.

     6.5 Effect of Multi-Carrier Shipping Relationships. In the event eBay establishes a relationship for a multi-carrier shipping service with a third party, eBay will contractually require such third party not to use customer information acquired from eBay Users by such third party to directly target communications regarding USPS IBIP electronic online postage.

7.   Exclusivity.

     7.1    Restrictions on eBay.

           (a) No Promotion. During the term of the Agreement, eBay will not, on the eBay Site (excluding the pages and content on the eBay Site controlled by eBay Users), promote or directly link to any E-Stamp Competitor's (as defined below) service that allows users to purchase USPS electronic postage online through IBIP; provided, that: (i) E-Stamp is among the top [***] U.S. online electronic postage providers of USPS postage, as determined by independent third parties and in light of the product offerings, pricing structure, the number and average yearly postage purchases of E-Stamp customers, customer service and satisfaction, and site performance, (ii) E-Stamp has not breached Section 3 ("Most Favored Customer") on three (3) or more occasions during the term of this Agreement (regardless of cure, but subject to written notice), and (iii) E-Stamp has not failed to cure any material breach of this Agreement within thirty (30) days following notice thereof by eBay.

            (b) Definitions. An "E-Stamp Competitor" shall mean the following entities (excluding any subsidiaries of such entities): (i) Stamps.com [***],
(ii) Neopost, and (iii) Pitney Bowes. The list of E-Stamp Competitors may be updated from time to time with companies or divisions of companies whose primary function is to allow users to purchase USPS electronic postage online through IBIP, where such

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      10.

updating is subject to eBay's approval, which approval shall not be unreasonably withheld or delayed. "Directly link" shall mean a link which takes a user directly to the URL (page) of a service that allows users to purchase, enroll in a service to purchase, or download products which enable the purchase of USPS electronic postage online through IBIP (a "Competitive URL").

            (c) Clarification. As clarification, if a division or subsidiary of a company is deemed to be an E-Stamp Competitor, eBay may not directly link to the Competitive URL of the division or subsidiary of such company; however, eBay is in no way restricted from linking to any of such company's other pages on such company's web site that provide other services, despite the fact that a user may access the Competitive URL via other links on such company's web site. As further clarification, the USPS and expedited freight and/or shipping companies such as Federal Express and the United Parcel Service are not E-Stamp Competitors.


     7.2 Restrictions on E-Stamp. During the term of the Agreement, E-Stamp will promote eBay as its exclusive partner with respect to online listing and trading and will not promote its products or services in conjunction with the online listing and trading services of any other party ("eBay Service Competitors"); provided that: (i) eBay is among the top [***] U.S. online listing and trading providers, as determined by independent third parties based upon product offerings, the number and average yearly transactions, customer service, and customer satisfaction, and (ii) eBay has not failed to cure any material breach of the Agreement within thirty (30) days following notice thereof by E-Stamp. In order to promote focus on customer service and provide a high level of customer satisfaction, E-Stamp also agrees [***] This Section 7.2 ("Restrictions on E-Stamp") will not restrict E-Stamp's existing rights and obligations with Microsoft, Yahoo! or Excite@Home. eBay acknowledges that E-Stamp retains a third party to assist with E-Stamp's Internet banner advertising. E-Stamp agrees to use commercially reasonable efforts to ensure that such third party does not place banner ads on eBay Service Competitor web sites and, in the event eBay notifies E-Stamp of banner ads running on an eBay Service Competitor's web site in violation of this Section 7.2 ("Restrictions on E-Stamp"), E-Stamp will use commercially reasonable efforts to cease such advertising within thirty (30) days of such notification. Notwithstanding the foregoing, E-Stamp will not advertise its service on the online listing and trading web site of any eBay Service Competitor during the first [***] months of the term of the Agreement. As of the Effective Date, the eBay Service Competitors are listed on Exhibit B ("eBay Service Competitors") and such list may be updated from time to time during the term of the Agreement, where such updating is subject to E-Stamp's approval, such approval not to be unreasonably withheld or delayed.

     7.3    Multi-Carrier Shipping.


            (a) [***] E-Stamp acknowledges that eBay has an existing contractual relationship with [***]. Subject to eBay's contractual obligations, eBay will use commercially reasonable efforts to [***] through the [***] that is made available to eBay Users.


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      11.

            (b) Third Party Services. eBay agrees that Section 7.2 ("Restrictions on E-Stamp") will not prevent E-Stamp from advertising or marketing the E-Stamp Service on an eBay Service Competitor's web site solely through a multi-carrier shipping interface offered by a third party that contains numerous shipping services; provided that E-Stamp does not offer more favorable pricing on the E-Stamp Service to users acquired through such interface than that offered to Acquired Users, as further provided in Section 3 ("Most Favored Customer"). Further, E-Stamp agrees that Section 7.1 ("Restrictions on eBay") will not prevent eBay from advertising or marketing a multi-carrier shipping service where offering users the ability to purchase IBIP online electronic postage is not the primary function of such service, provided that eBay will not advertise or market a multi-carrier shipping service, if, at the time eBay desires to advertise or market such service, the company offering such service is controlled by an E-Stamp Competitor. Nothing in this Section 7.3(b) ("Multi-Carrier Shipping - Third Party Services") will prevent eBay from advertising or marketing a multi-carrier shipping service that is not controlled by an E-Stamp Competitor but which contains an E-Stamp Competitor's service integrated in such interface. Further, eBay will not be in breach of the Agreement if eBay continues performing under an existing relationship with a multi-carrier shipping service that was not controlled by an E-Stamp Competitor at the inception of such relationship with eBay.

            (c) Future Discussions. In the event that E-Stamp partners with a multi-carrier shipping service, E-Stamp may notify eBay in writing of such arrangement and the existence of a functional product, and eBay agrees, after such notification, to discuss multi-carrier shipping service opportunities with E-Stamp and/or such service, subject to eBay's existing contractual obligations. Notwithstanding the foregoing, nothing in this Section 7.3(c) ("Multi-Carrier Shipping - Future Discussions") shall obligate eBay to negotiate, enter into an agreement or otherwise establish a relationship with E-Stamp or such service regarding such opportunities.

     7.4 Breach of Exclusivity. Each party agrees that should it breach any provision of this Section 7 ("Exclusivity") on three (3) or more separate occasions during the term of this Agreement (regardless of cure but subject to the notice provisions set forth herein), the non-breaching party shall no longer be bound by its exclusivity obligations as described in this Section 7 ("Exclusivity"). If a party materially breaches Section 7 ("Exclusivity") and does not cure such breach within a period of thirty (30) days following written notice thereof from the non-breaching party, then the non-breaching party shall have the right to terminate the Agreement by providing written notice of termination to the breaching party. If the non-breaching party elects not to terminate the Agreement pursuant to this Section 7.4 ("Breach of Exclusivity"), the non-breaching party will no longer be subject to the applicable requirements in this Section 7 ("Exclusivity") for the term of the Agreement. If E-Stamp terminates the Agreement pursuant to this Section 7.4 ("Breach of Exclusivity"), eBay shall refund to E-Stamp a pro rata portion of the fee paid to eBay during the applicable Quarter pursuant to Section 8.1(a) ("Fees and Payments - Fixed Fees"), the amount of such refund to be prorated through the date of termination. If either party terminates the Agreement pursuant to this Section
7.4 ("Breach of Exclusivity"), E-Stamp's ongoing future payment obligations will cease (except for payments due to eBay and not yet paid in full by E-Stamp).

8.   Payment Terms.

                                      12.

     8.1 Fees and Payments. All payments pursuant to this Section 8 ("Payment Terms") are non-refundable except as provided in Section 7.4 ("Breach of Exclusivity"). E-Stamp agrees to pay to eBay the following fees in the amounts and according to the timeframes specified:


            (a) Fixed Fees. E-Stamp will pay eBay a fixed fee of Thirty Million Dollars ($30,000,000), payable as follows:


                  (i) Five Million Dollars ($5,000,000) upon the parties' execution of this Agreement ($125,000 of which shall be in consideration for eBay engineering development required to initially promote E-Stamp on the eBay
Site); and


                  (ii) Five Million Dollars ($5,000,000) on each of the sixth (6th) month, twelfth (12th) month, eighteenth (18th) month, twenty-fourth (24th) month and thirtieth (30th) month anniversary of the Agreement's execution. Except for the $5,000,000 payment due upon execution of the Agreement pursuant to Section 8.1(a)(i), above, payments pursuant to this
Section 8.1(a) ("Fixed Fees") will be made within ten (10) days following eBay's invoice therefor.


            (b) Customer Bounty Fees. In addition to the fixed fees described in Section 8.1(a) ("Fixed Fees"), E-Stamp will pay eBay a one-time fee of [***] dollars ($[***]) per Acquired User acquired by E-Stamp during each Year in excess of [***] ([***]) Acquired Users. E-Stamp will make such payments within thirty (30) days following the end of each Quarter. For purposes of clarification, E-Stamp will make such payment in any Quarter where the number of Acquired Users acquired by E-Stamp during such Quarter, plus the number of Acquired Users acquired by E-Stamp in the previous Quarter(s) of such Year (the sum being the "Cumulative Acquired Users"), exceeds [***] Acquired Users. If the number of Cumulative Acquired Users does not exceed [***] Acquired Users in the applicable Year, no payment will be due to eBay pursuant to this Section 8.1(b) ("Customer Bounty Fees") for such Quarter. The parties agree that, with respect any Year or Quarter that does not contain the same number of days as a calendar year or quarter, respectively, then the Acquired User bounty threshold will be prorated accordingly.


            (c) Revenue Sharing Fee. In addition to the fixed fees described in Section 8.1(a) ("Fixed Fees") and the bounty fees described in Section 8.1(b) ("Customer Bounty Fees"), E-Stamp will pay eBay Quarterly fees of [***] percent ([***]%) of all Net Revenues (defined as gross revenues, less refunds and sales taxes) earned by E-Stamp during each Quarter from: (i) the sale of supplies to Acquired Users, and (ii) the sale of any co-branded products and supplies (regardless of purchaser) through the online store or elsewhere. E-Stamp will make such payment within thirty (30) days after the end of each Quarter and for two (2) consecutive calendar quarters immediately following the expiration or early termination of this Agreement. In no event shall the foregoing apply to revenue from the sale of the E-Stamp Starter Kit or convenience fees from the sale of USPS online electronic postage.

     8.2 Overdue Payments. Overdue payments shall accrue interest, at the lesser of one and one-half percent (1-1/2%) per month or the maximum allowable interest under applicable law, from due date until paid, and the owing party shall pay the owed party's costs of collection (including reasonable attorneys' fees).

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      13.

     8.3 Taxes. E-Stamp shall collect and pay and indemnify and hold eBay harmless from, any sales, use, excise, import or export value added or similar tax or duty associated with this Agreement not based on eBay's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including reasonable attorneys' fees.

     8.4 Audit Rights. During the term of this Agreement and for two (2) years thereafter, E-Stamp shall maintain proper records and books of account relating to the computation of payments owed to eBay. No more frequently than once every six (6) months, eBay's designated auditing professional may inspect such records to verify E-Stamp's reports to eBay, as further described in
Section 9 ("Reports"). Any such inspection will be conducted in a manner that does not interfere with E-Stamp's regular business activities of the party being audited. The auditing professional shall enter into a confidentiality agreement in the form specified by E-Stamp, and shall not disclose any of the records of the party being audited to eBay. E-Stamp shall immediately make any overdue payments disclosed by the audit plus applicable interest. Such inspection shall be at the eBay's expense; however, if the audit reveals overdue payments in excess of ten percent (10%) of the payments owed to date, E-Stamp shall immediately pay the cost of such audit, plus any unpaid amounts due to eBay.

9. Reports. E-Stamp shall provide to eBay the following reports: (i) on a bi-weekly basis, usage reports, broken down by day, regarding the Co-Branded Pages describing the number of click-throughs to the Launch Pad or other Co-Branded Pages, number of Acquired Users, aggregate user traffic (and shall use its commercially reasonable efforts to provide the data specified in Paragraphs 1, 2 and 3 in Exhibit A, broken down by the appropriate time increments), registrations and such other information as eBay may request; (ii) monthly demographic reports regarding the E-Stamp Service containing summary information regarding user demographic profiles if and when E-Stamp should collect such demographic information; and (iii) quarterly reports regarding the computation of the fees owed to eBay under Section 8 ("Payment Terms"). E-Stamp will maintain accurate records and will provide eBay with timely reports based upon such records (including information with respect to aggregate user traffic and registrations), in a mutually-agreeable format.

10.   Term and Termination.

      10.1 Term; Termination. The term of the Agreement shall be three (3) years from the Effective Date. The Agreement will be terminable early: (i) if a party materially breaches this Agreement and does not cure such breach within thirty (30) days following written notice thereof from the non-breaching party;
(ii) by mutual agreement; (iii) by eBay after thirty (30) days written notice to E-Stamp, if E-Stamp fails to meet the performance criteria described in Sections
2.7 ("User Relations") or 2.8 ("Minimum Site Performance") or Exhibit A ("Performance Standards") and does not cure such failure within thirty (30) days following written notice thereof; (iv) by E-Stamp after thirty (30) days written notice to eBay, if eBay fails to meet the performance criteria described in
Section 4.1 ("Promotion and Integration") and does not cure such failure within thirty (30) days following written notice thereof; or (v) as provided in Section
7.4 ("Breach of Exclusivity").

                                      14.

     10.2 Termination for Change of Control. By providing written notice, eBay may elect to terminate this Agreement during a ninety (90) day period following a Change of Control of E-Stamp, by providing notice during such window and which termination shall be effective thirty (30) days following the notice. "Change of Control" means any Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein E-Stamp's shareholders immediately preceding the Transaction do not retain immediately after theTransaction, in substantially the same proportions as their ownership of shares of E-Stamp's voting stock or other voting interests immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the corporation or corporations to which substantially all of E-Stamp's assets or stock were transferred, as the case may be. An "Ownership Change Event" occurs if any of the following occur: (a) the direct or indirect sale or exchange in a single series of related transactions by E-Stamp's shareholders or other ownership interest holders of more than fifty percent (50%) of its voting stock or other voting interests; (b) a merger or consolidation in which E-Stamp is a party; (c) the sale, exchange or transfer of all or substantially all of E-Stamp's assets; or (d) a liquidation or dissolution of E-Stamp. However, an Ownership Change Event does not occur as a result of any transaction or series of transactions that are effected solely in connection with a (i) reincorporation, or (ii) a reorganization, recapitalization or similar financing not in connection with the sale of all or substantially all of E-Stamp's assets or stock or other ownership interests. If eBay terminates the Agreement pursuant to this Section 10.2 ("Termination for Change of Control"), eBay shall refund to E-Stamp a pro rata portion of the fee paid to eBay during the applicable Quarter pursuant to
Section 8.1(a) ("Fees and Payments - Fixed Fees"), the amount of such refund to be prorated through the date of termination.

     10.3 Effects of Termination. Upon the expiration or early termination of this Agreement, and upon eBay's request, E-Stamp agrees to continue to operate the Co-Branded Pages under the terms and conditions of this Agreement, for a minimum of sixty (60) days from the date such termination is effective, and to cooperate with eBay in order to facilitate communication regarding the termination to Acquired Users. Upon expiration or termination, all licenses granted hereunder shall terminate unless such licenses are expressly stated as surviving. Notwithstanding anything to the contrary contained in this Agreement, if eBay terminates this Agreement pursuant to Section 10.1(iii) above, E-Stamp's ongoing future payment obligations will cease (except for payments due to eBay and not yet paid in full by E-Stamp).

     10.4 Survival. Sections 1 ("Certain Definitions"); 5.2 ("Content Ownership"); 5.4 ("Trademark Restrictions") (relating to intellectual property ownership); 6 ("Customer Information"); 8 ("Payment Terms") (relating to E-Stamp's obligation to pay any then-currently owed but unpaid amounts, and other relevant terms, but excluding amounts otherwise payable under Section 8.1(a) after termination); 10.3 ("Effects of Termination"); 10.4 ("Survival"); 11 ("Representations and Warranties"); 12 ("Indemnity"); 13 ("Limitation of Liability"); 14 ("Confidential Information") and 15 ("General") shall survive the expiration or early termination of this Agreement.

11.  Representations and Warranties.

                                      15.

     11.1 Performance Warranty. E-Stamp represents and warrants that the E-Stamp Service and the E-Stamp Additional Services shall comply in all material respects with its then-published documentation therefor.

     11.2 Compliance with Laws. At its own expense, E-Stamp shall comply with all applicable laws, regulations, rules, ordinances and orders regarding the E-Stamp Service, E-Stamp Additional Services, E-Stamp Content, E-Stamp Site and Co-Branded Pages. Without limiting the foregoing, E-Stamp warrants that: (a) it has all governmental approval, permits and licenses, and has made all governmental filings and registrations, necessary or prudent for the marketing and performance of the E-Stamp Service, and (b) eBay is not required to obtain any governmental approval, permits or licenses as a result of this Agreement, eBay's performance hereunder or any payments made by E-Stamp hereunder.

     11.3 Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY STATED HEREIN, EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EBAY DOES NOT REPRESENT OR WARRANT THAT THE EBAY SITE WILL OPERATE SECURELY OR WITHOUT INTERRUPTION. EXCEPT AS EXPRESSLY STATED HEREIN, E-STAMP DOES NOT REPRESENT OR WARRANT THAT THE E-STAMP SITE, THE CO-BRANDED PAGES, THE E-STAMP SERVICE OR E-STAMP ADDITIONAL SERVICES WILL OPERATE WITHOUT INTERRUPTION. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

12.  Indemnity.

     12.1 Mutual Indemnity. eBay shall indemnify E-Stamp against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys' fees (collectively, "Claims") which E-Stamp may incur as a result of any claims in any form by third parties arising from, relating to or in connection with the eBay Marks or any eBay Content, except where such eBay Marks or eBay Content has been modified, and such modification is the basis of the Claim. Such indemnification shall be eBay's sole and exclusive obligation and E-Stamp's sole and exclusive remedy relating to such Claims. In addition, E-Stamp shall indemnify eBay against any and all Claims which eBay may incur as a result of any claims in any form by third parties arising from, relating to or in connection with any E-Stamp Content, the E-Stamp Marks, the E-Stamp Service, the E-Stamp Additional Services, or from any breach by E-Stamp of Section 11.2 ("Compliance with Laws").

     12.2   Further Indemnity.

            (a) Without limiting the foregoing, E-Stamp shall indemnify eBay against any and all Claims which eBay may incur as a result of any claims in any form by third parties that the E-Stamp Service or any E-Stamp Additional Service which E-Stamp provides eBay Users in connection with this Agreement infringes any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy. Without limiting any other provisions of this Agreement, E-Stamp agrees to reimburse eBay for reasonable attorneys' fees

                                      16.

and expenses incurred by eBay in connection with Claims under this Section 12.2 asserted by [ *** ] against eBay ("Further Indemnity") on an as-incurred basis, promptly upon request for amounts therefor, and without regard to a determination as to the validity of any third party claim implicated under this
Section 12.2 ("Further Indemnity").

            (b) In the event that the provision, marketing, promotion, or use of the E-Stamp Service or E-Stamp Additional Services to be provided under this Agreement are enjoined or otherwise limited, restricted, or conditioned, eBay may suspend its performance obligations (but not its exclusivity obligations under Section 7 ("Exclusivity")) from such date (the "Suspension Date"), and E-Stamp shall use all commercially reasonable efforts to (i) procure the rights required to permit the provision, marketing, promotion and use of the E-Stamp Service or E-Stamp Additional Services as contemplated under this Agreement, or
(ii) provide alternative noninfringing materials or services (as applicable) of comparable or superior functionality.

                  (i) If, within sixty (60) days of the Suspension Date, E-Stamp has (a) not succeeded in procuring the rights described in subsection 12.2(b)(i) above, and (b) eBay has determined in its reasonable discretion that the alternative materials or services (as applicable) described in subsection 12.2(b)(ii) have either not been provided or, if provided, are not of comparable or superior functionality, then either party may elect to terminate this Agreement on thirty (30) days' written notice. During the thirty (30) period following such notice, eBay will have no exclusivity obligations under Section 7 ("Exclusivity").

                  (ii) During the periods described in subsection 12.2(b), E-Stamp's payment obligations under Section 8 ("Payment Terms") shall persist.

     12.3 Mechanics. The foregoing obligations are conditioned on the indemnified party: (i) giving the indemnifying party notice of the relevant claim, (ii) cooperating with the indemnifying party, at the indemnifying party's expense, in the defense of such claim, and (iii) giving the indemnifying party the right to control the investigation, defense and settlement of any such claim, except that the indemnifying party shall not enter into any settlement that affects the indemnified party's rights or interest without the indemnified party's prior written approval. The indemnified party shall have the right to participate in the defense at its expense, except that with regard to E-Stamp's indemnity under Section 12.2 ("Further Indemnity"), such participation shall be at the expense of E-Stamp (excluding any unreasonable attorneys' fees).


13. Limitation of Liability. EXCEPT IN THE EVENT OF A BREACH OF SECTIONS 6 ("CUSTOMER INFORMATION"), 14 ("CONFIDENTIAL INFORMATION") OR 11.3 ("COMPLIANCE WITH LAWS"), NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH OF SECTIONS 14 ("CONFIDENTIAL INFORMATION") OR 11.3 ("COMPLIANCE WITH LAWS"), A FAILURE TO PAY UNDER SECTION 8 ("PAYMENT TERMS"), OR A CLAIM UNDER
SECTION 12 ("INDEMNITY"), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN [ *** ] DOLLARS ($[ *** ]); EXCEPT THAT
WITH RESPECT TO A BREACH OF SECTION 4.1 ("EBAY PROMOTION") OR SECTION 7 ("EXCLUSIVITY"), THE MAXIMUM LIABILITY SHALL

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      17.

BE [***] DOLLARS ([***]). THIS LIMITATION OF EACH PARTY'S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

14.  Confidential Information.

     14.1 Confidential Information Defined. A party's "Confidential Information" is defined as any confidential or proprietary information of a party which is disclosed to the other party in a writing marked confidential or, if disclosed orally, is identified as confidential at the time of disclosure and is subsequently reduced to a writing marked confidential and delivered to the other party within ten (10) days of disclosure. The terms of this Agreement shall be deemed Confidential Information.

     14.2 Mutual Obligations. Each party will hold the other party's Confidential Information in confidence and will not disclose such Confidential Information to third parties nor use the other party's Confidential Information for any purpose other than as required to perform under this Agreement. Such restrictions will not apply to Confidential Information which (a) is already known by the recipient, (b) becomes publicly known through no act or fault of the recipient, (c) is received by recipient from a third party without a restriction on disclosure or use, or (d) is independently developed by recipient without reference to the Confidential Information. The restriction on disclosure will not apply to Confidential Information which is required to be disclosed by a court, government agency, regulatory requirement, or similar disclosure requirement, provided that recipient shall first notify the disclosing party of such disclosure requirement or order and use reasonable efforts to obtain confidential treatment or a protective order. The parties' respective obligations hereunder shall survive the expiration or early termination of this Agreement for a period of five (5) years.

     14.3 Return of Confidential Information Upon Termination. Upon termination of this Agreement, the receiving party will return to the disclosing party all Confidential Information of the disclosing party and all documents or media containing any such Confidential Information and any and all copies or extracts thereof.

     14.4 Confidential Treatment. Without limiting the foregoing, and subject to compliance with applicable law, each party agrees to notify the other in the event any element of this Agreement may need to be disclosed pursuant to any regulatory or other disclosure requirement, and to further seek confidential treatment requested by the other with respect to certain confidential elements of the Agreement and any documents related thereto (including information relating to fees, payments and integration) in any governmental or public filings.

15.  General.

     15.1 Governing Law; Venue. This Agreement shall be construed in accordance with and governed exclusively by the laws of the State of California applicable to agreements made among California residents and to be performed wholly within such jurisdiction, regardless of such parties' actual domiciles. Both parties submit to personal jurisdiction in California and

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      18.

further agree that any cause of action arising under this Agreement shall be brought exclusively in a court in Santa Clara County, CA.

     15.2 Publicity. Without limiting the provisions of Section 14 ("Confidential Information"), neither party will make any public statement regarding the terms of this Agreement or any aspect thereof without the prior written approval of the other party, provided that to the extent such disclosure is required by law, rule, regulation, or governmental or court order, the party requesting disclosure shall furnish the counter-party with sufficient time to address such request with any such governmental agency and seek confidential treatment.

     15.3 Independent Contractors. This Agreement does not create, and nothing contained in this Agreement shall be deemed to establish a joint venture between the parties, or the relationship of employer-employee, partners, principal-agent or the like. Further, neither party shall have the power to bind the other without the other's prior written consent, nor make any representation that it has any such power.

     15.4 Assignment. Subject to Section 10.2 ("Termination for Change of Control"), neither party may assign its rights nor delegate its duties hereunder without the other party's prior written consent, (other than (a) to a parent company or any wholly-owned subsidiary of such parent company, where the assignee agrees to be bound by all obligations and the assignor guarantees the performance of all obligations or (b) in connection with a merger or sale of all or substantially all of a party's assets or securities) and any purported attempt to do so will be null and void.

     15.5 Severability; Headings. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     15.6 Force Majeure. If performance hereunder (other than payment) is interfered with by any condition beyond a party's reasonable control, the affected party shall be excused from such performance to the extent of such condition.

     15.7 Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, overnight courier, confirmed facsimile, confirmed email, or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with an overnight courier, five (5) days after deposit in the mail, or upon confirmation of receipt of facsimile or email. Notices will be sent to a party at its address set forth above or such other address as that party may specify in writing pursuant to this Section 15.7 ("Notice").

     15.8 Dispute Resolution. Any dispute regarding this Agreement shall be resolved as specified in this Section 15.8 ("Dispute Resolution"). Upon the written request of either party, each party will appoint a designated representative to attempt to resolve such dispute. Such representatives shall negotiate in good faith to try to resolve the dispute. If the representatives do

                                      19.

not resolve the dispute within ten (10) days after the date a party requested the appointment of representatives, then the parties shall try in good faith to resolve the dispute by mediation under the commercial Mediation Rules of the American Arbitration Association. If the dispute is not resolved by such mediation within thirty (30) days after the date a party requested the appointment of representatives, then a party may initiate court proceedings. The parties' representatives may mutually agree to adjust the time periods provided in this Section 15.8 ("Dispute Resolution"). Notwithstanding the foregoing, either party may initiate court proceedings for injunctive or other equitable relief at any time if such party reasonably believes that the procedure set forth in this Section 15.8 ("Dispute Resolution") could result in irreparable injury due to delay.

                                      20.

     15.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     15.10 Entire Agreement; Waiver. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of the Agreement. Without limiting the generality of the foregoing, the Letter of Intent dated December 9, 1999 is hereby terminated as of the Effective Date of this Agreement. This Agreement may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     In Witness Whereof, the parties have executed this Co-Branding and Promotion Agreement.

eBay Inc. ("eBay")                   E-Stamp Corporation ("E-Stamp"):


By: /s/ Jeffrey Jordan               By: /s/ Nicole Eagan
   -------------------------------      -----------------------------------
Name:   Jeffrey Jordan               Name:   Nicole Eagan
Title:  Vice President, eBay Inc.    Title:  Sr. Vice President, Marketing &
                                             Sales

                                      21.

                                   Exhibit A
                             Performance Standards


1. Service Availability. The E-Stamp Service shall be available to Acquired Users a minimum of [ *** ] percent ([ *** ]%) of the time during any [ *** ] period, [ *** ] percent ([ *** ]%) of the time during any [ *** ] period, and [ *** ] percent ([ *** ]%) of the time during any [ *** ] period; and there will be no period of interruption in such public accessibility that exceeds [ *** ].


2. Response Time. The mean response time for server response to access the E-Stamp Service shall not exceed more than [ *** ] during any [ *** ] period.


3. Bandwidth. The bandwidth representing the E-Stamp Service servers' connection to the Internet shall be operating at peak capacity no more than [ *** ] in any [ *** ] period and at greater than [ *** ] percent ([ *** ]%) of peak capacity no more than [ *** ] of any [ *** ] period.

4. Security. E-Stamp shall prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the Service. In addition, E-Stamp shall immediately notify eBay of any known security breaches or holes in the E-Stamp Service or Co-Branded Pages.

5. E-Stamp Hardware, Software and Browser Performance. During the term of the Agreement, all hardware necessary for Acquired Users to use any part of the E-Stamp service will be free from material defects and operate in substantial conformity with its then-published specifications. In addition, if E-Stamp offers its service through an HTML interface (or other browser-based interface) and/or a client software interface, such interfaces will meet mutually agreed-upon written requirements as developed by the parties.


6. Error Correction. E-Stamp shall resolve any errors with the Co-Branded Pages (including without limitation any Javascripts or ActiveX controls used in connection with such pages) that cause such services not to be able to perform one or more major functions within [ *** ] hours of the earlier of its discovery of the error or eBay's notice of the error. E-Stamp shall resolve all other errors with such services within [ *** ] days of the earlier of its discovery of the error or eBay's notice of the error.


7. Browser Compatibility. The Co-Branded Pages shall initially be compatible with Netscape Navigator 3.X and later and Microsoft Internet Explorer 3.X and later. eBay may unilaterally add additional browsers or versions that the Co-Branded Pages must be compatible with, effective after thirty (30) days advance written notice, if eBay certifies that it believes such additional browsers or versions are used by more than [ *** ] percent
    ([ *** ]%) of eBay Users. eBay Users shall not require any plug-ins in order to access any Co-Branded Page functionality. This specifically excludes plug-ins which may be required for printing or other functionality in E-Stamp's browser-based service.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      22.

8. Data Authentication. E-Stamp shall use commercially reasonable efforts, no less than industry-standard, to authenticate the origin of all information provided by eBay as having come from eBay.


9. Customer Support. E-Stamp shall auto-respond to all customer and technical support inquiries from Users within [ *** ] of the receipt of inquiry. E-Stamp shall manually respond to all such inquiries within [ *** ]. E-Stamp shall resolve all such inquiries within [ *** ] or shall notify eBay that it cannot do so, in which case eBay at its sole discretion may intervene to assist in resolving the inquiry .


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      23.

                                   Exhibit B
                           eBay Service Competitors

          [***]

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                      24.